UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, the Company announced several changes to executive assignments among members of the current Senior Leadership Team. The changes are designed to drive growth and restaurant development for the Company.

Todd A. Penegor, formerly Senior Vice President and Chief Financial Officer, has been promoted to Executive Vice President, Chief Financial Officer and International. Mr. Penegor will maintain his existing responsibilities for Finance, Development, and Information Technology, and will also take on additional oversight of the Company’s International division.

Robert D. Wright, Chief Operations Officer, has also been promoted to Executive Vice President and Chief Operations Officer, maintaining his existing responsibilities for company and franchise restaurant operations and taking on a larger portfolio of customer facing responsibilities, including in-restaurant technology, restaurant facilities and the continuous improvement of the customer service experience.

In addition, on December 17, 2014, the Company announced that Craig S. Bahner, its Chief Marketing Officer, will leave the Company on April 2, 2015 following the expiration of the employment term under his employment agreement dated March, 27, 2012 (the “Employment Agreement”). Brandon Solano, Chief Marketing Officer (Designate), will succeed Mr. Bahner as Chief Marketing Officer effective as of February 1, 2015, following an orderly transition of duties.

Upon termination of his employment term, Mr. Bahner will be entitled to receive the compensation specified in Section 2(d) of the Employment Agreement. In addition, for agreeing to assist with the orderly transition of the Chief Marketing Officer duties, all outstanding stock options held by Mr. Bahner will fully vest and remain exercisable for a period of one year following expiration of his employment term, and outstanding performance units held by Mr. Bahner will vest pro rata through the date of expiration of the employment term based on the assumed achievement of target performance.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on December 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: December 17, 2014	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on December 17, 2014.